UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 12, 2008

XL Capital Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	1-10804	98-0191089
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda		HM11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 292-8515

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On February 12, 2008, XL Re Ltd, a Bermuda exempted company and wholly-owned subsidiary of XL Capital Ltd, a Cayman Islands company (the "Registrant"), entered into termination agreements (the "Termination") in connection with (i) the Revolving Credit and Security Agreement, dated as of February 25, 2003, as amended (the "Credit Agreement"), among XL Re Ltd, as Borrower, CAFCO, LLC (formerly Corporate Asset Funding Company, Inc.), CRC Funding, LLC (formerly Corporate Receivables Corporation), CHARTA, LLC (formerly CHARTA Corporation) and CIESCO, LLC (formerly CIESCO, L.P.), as Lenders (collectively, the "Lenders"), Citibank, N.A. and the other Secondary Lenders from time to time parties thereto, as Secondary Lenders (collectively, the "Secondary Lenders"), and Citicorp North America, Inc., as Agent (the "Agent"), and (ii) the Control Agreement, dated as of February 25, 2003, as amended (the "Control Agreement"), among XL Re Ltd, as Borrower, Citicorp North America, Inc., as Agent, and Mellon Bank, N.A., as Securities Intermediary (the "Securities Intermediary"). The proceeds of advances under these facilities were used to fund a trust account ("Trust") to collateralize the reinsurance obligations of XL Re Ltd under an intercompany quota share reinsurance agreement. After reviewing its other available sources of collateral, the Registrant concluded for commercial reasons to terminate this facility. There were no penalties associated with the Termination.

The Agent, the Securities Intermediary and certain of the Lenders and the Secondary Lenders and/or their respective affiliates have, from time to time, performed various commercial banking, investment banking and/or financial advisory services for XL Re Ltd and/or the Registrant in the ordinary course of business.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XL Capital Ltd

February 18, 2008	By:	/s/ Robert Kuzloski

Name: Robert Kuzloski
Title: Vice President, Assistant General Counsel